UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 22, 2007

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 23, 2007, BreitBurn Energy Partners L.P., through a wholly owned subsidiary (the “Partnership”), completed the purchase of certain oil and gas properties, known as the “Lazy JL Field” in the Permian Basin of Texas, including related property and equipment (the “Properties”), from Voyager Gas Corporation (the “Seller”).  The purchase was made pursuant to the terms and conditions of a Purchase and Sale Agreement (the “Purchase Agreement”) with the Seller entered into on January 22, 2007.  The purchase price for the Properties was approximately $29.0 million in cash, and was financed through borrowings under the Partnership’s existing revolving credit facility.  The Purchase Agreement contains customary representations and warranties by both the Partnership and the Seller, including customary representations and warranties by the Seller with respect to the Properties.

The disclosure contained in this Item 2.01 is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.  A copy of the press release announcing the Partnership’s entry into the Purchase Agreement is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 2.01, in connection with the Partnership’s purchase of the Properties, the Partnership borrowed $29.0 million in cash under its existing credit facility with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of other banks.  For a summary of the material terms of the Partnership’s credit facility, which are hereby incorporated into this Item 2.03 by reference, see the Partnership’s current report on Form 8-K filed on October 16, 2006.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit Description

2.1	Purchase and Sale Agreement dated January 19, 2007 by and between Voyager Gas Corporation and BreitBurn Operating L.P.
99.1	Press Release, dated January 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: January 24, 2007	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer